POWER OF ATTORNEY

 WHEREAS, directors, certain officers, and beneficial owners of more than 10% of any equity security of AMEREN CORPORATION, a

Missouri corporation (herein referred to as the "Company"), as well as certain directors and officers of Company subsidiaries, are required to file with the Securities and Exchange Commission and the New York Stock

Exchange, under Section 16 of the Securities Exchange Act of 1934, as now and hereafter amended, statements regarding ownership and change in ownership of equity securities of the Company (the "Reporting Forms");

and

 WHEREAS, the undersigned holds an office or offices in the

Company and/or Company subsidiaries and is required to file such

Reporting Forms.

 NOW, THEREFORE, the undersigned hereby constitutes and

appoints Steven R. Sullivan and/or Ronald K. Evans and/or G. L. Waters

and/or any individual who hereafter holds the offices of Secretary or

Assistant Secretary of the Company the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned,

to affix the name of the undersigned (including, without limitation, any electronic signature) to said Reporting Forms and any amendments thereto,

and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.  The undersigned further acknowledges that in whatever capacities he/she may hold in the

Company and/or its subsidiaries in the future, this Power of Attorney shall remain in full force and effect until such time it would be revoked by the undersigned.

 IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 15th day of October, 2003:

                                      /s/ Susan S. Elliott

             ----------------------------------

                                             Susan S. Elliott

STATE OF FLORIDA       )

                  ) SS.

COUNTY OF MARTIN       )

 On this 15th day of October, 2003, before me, the undersigned Notary

Public in and for said State, personally appeared Susan S. Elliott, known to me to be the person described in and who executed the foregoing power of attorney and acknowledged to me that he/she executed the same as his/her free act and deed for the purposes therein stated.

 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

                        /s/ Susan T. Farrell

                                      ---------------------------------------

              Susan T. Farrell

       My Commission # DD232554 Expires

       October 26, 2007

       Bonded Thru Troy Fain Insurance, Inc.